Exhibit 4.2

WYNN LAS VEGAS, LLC

and

WYNN LAS VEGAS CAPITAL CORP.,

as joint and several obligors

and

KEVYN, LLC

LAS VEGAS JET, LLC

WORLD TRAVEL, LLC

WYNN SHOW PERFORMERS, LLC

and

WYNN SUNRISE, LLC,

as Guarantors

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

Supplemental Indenture

Dated as of May 22, 2013

Supplementing the Indenture

Dated as of October 19, 2009

7.875% First Mortgage Notes due 2017

THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture” ), dated as of May 22, 2013, among Wynn Las Vegas, LLC, a Nevada limited liability company (“Wynn Las Vegas”), and Wynn Las Vegas Capital Corp., a Nevada corporation (“Wynn Capital,” and together with Wynn Las Vegas, the “Issuers”), as joint and several obligors, and Kevyn, LLC, a Nevada limited liability company, Las Vegas Jet, LLC, a Nevada limited liability company, World Travel, LLC, a Nevada limited liability company, Wynn Show Performers, LLC, a Nevada limited liability company, and Wynn Sunrise, LLC, a Nevada limited liability company, as guarantors (the “Guarantors”), and U.S. Bank National Association, as trustee (the “Trustee”), under the Indenture, dated as of October 19, 2009 (as supplemented to date, the “Indenture”). Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Indenture.

W I T N E S S E T H:

WHEREAS, the Issuers, the Trustee and the Guarantors have heretofore executed and delivered the Indenture providing for the issuance by the Issuers of 7.875% First Mortgage Notes due 2017 (the “Notes”);

WHEREAS, to refinance the Issuers’ existing debt, Wynn Las Vegas has, among other things, (i) made an offer to purchase for cash any and all of the outstanding Notes (the “Tender Offer”) and (ii) solicited consents from the Holders of the Notes to certain proposed amendments to the Indenture (the “Consent Solicitation”), in each case, in accordance with the terms and conditions of an Offer to Purchase and Consent Solicitation Statement, dated May 15, 2013 (the “Solicitation Statement”);

WHEREAS, Section 9.02 of the Indenture provides that, subject to the terms of the Indenture, with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, voting as a single class, the Issuers, the Guarantors and the Trustee may amend or supplement the Indenture and the Notes;

WHEREAS, the Holders of at least a majority in aggregate principal amount of the Notes outstanding have duly consented to the proposed amendments set forth in this Supplemental Indenture in accordance with Sections 9.02 and 2.09 of the Indenture;

WHEREAS, the Issuers have heretofore delivered or are delivering contemporaneously herewith to the Trustee (i) copies of resolutions of the Board of Directors of each of the Issuers and the Guarantors authorizing the execution of this Supplemental Indenture, (ii) evidence of the written consent of the Holders referred to in the immediately preceding paragraph, and (iii) the Officers’ Certificate and the Opinion of Counsel described in Sections 14.04 and 14.05 of the Indenture; and

WHEREAS, all other acts and proceedings required by law and the Indenture necessary to authorize the execution and delivery of this Supplemental Indenture and to make this Supplemental Indenture a valid and binding agreement for the purposes expressed herein, in accordance with its terms, have been complied with or have been duly done or performed.

NOW, THEREFORE, in consideration of the foregoing and notwithstanding any provision of the Indenture which, absent this Supplemental Indenture, might operate to limit such action, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE ONE

AMENDMENTS

Section 1.01 Amendment of Definitions.

The Indenture is hereby amended by deleting the definitions of any terms that are only used in sections eliminated as a result of the amendments of the Indenture pursuant to this Supplemental Indenture.

Section 1.02 Other Amendments.

(a) The Indenture is hereby amended to delete the text of each of the following sections in their entirety and to insert in lieu thereof the phrase “Intentionally Omitted”:

(1) Section 3.10 entitled “Offer to Purchase by Application of Excess Proceeds;”

(2) Section 4.03 entitled “Reports;”

(3) Section 4.04 entitled “Compliance Certificate;”

(4) Section 4.05 entitled “Taxes;”

(5) Section 4.06 entitled “Stay, Extension and Usury Laws;”

(vi) Section 4.07 entitled “Restricted Payments;”

(vii) Section 4.08 entitled “Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries of Wynn Las Vegas;”

(viii) Section 4.09 entitled “Incurrence of Indebtedness and Issuance of Disqualified Stock;”

(ix) Section 4.10 entitled “Asset Sales;”

(x) Section 4.11 entitled “Transactions With Affiliates;”

(xi) Section 4.12 entitled “Liens;”

(xii) Section 4.13 entitled “Line of Business;”

(xiii) Section 4.14 entitled “Corporate and Organizational Existence;”

(xiv) Section 4.15 entitled “Offer to Purchase Upon Change of Control;”

(xv) Section 4.16 entitled “Events of Loss;”

(xvi) Section 4.17 entitled “Designation of Restricted and Unrestricted Subsidiaries;”

(xvii) Section 4.18 entitled “Limitation on Status as Investment Company;”

(xviii) Section 4.19 entitled “Limitation on Sale and Leaseback Transactions;”

(xix) Section 4.20 entitled “Limitation on Development of Golf Course Land;”

(xx) Section 4.21 entitled “Restrictions on Payments of Management Fees;”

(xxi) Section 4.22 entitled “Limitation on Issuances and Sales of Equity Interests in Wholly Owned Restricted Subsidiaries;”

(xxii) Section 4.23 entitled “Amendments to Certain Agreements;”

(xxiii) Section 4.24 entitled “Amendments to Operating Agreements and Charter Documents;”

(xxiv) Section 4.25 entitled “Insurance;”

(xxv) Section 4.26 entitled “Additional Collateral; Formation or Acquisition of Restricted Subsidiaries, Designation of Unrestricted Subsidiaries as Restricted Subsidiaries or Permitted C-Corp. Conversion;”

(xxvi) Section 4.27 entitled “Additional Collateral; Acquisition of Assets or Property;”

(xxvii) Section 4.28 entitled “Further Assurances;”

(xxviii) Section 4.29 entitled “Payments for Consent;”

(xxix) Section 4.30 entitled “Restrictions on Activities of Wynn Capital;”

Any and all references to the foregoing sections and any and all obligations thereunder related solely to such sections are hereby deleted throughout the Indenture and shall be of no further force or effect.

(b) The Indenture is hereby amended to delete paragraphs (4), (5) and (6) of subsection (a) of Section 5.01 entitled “Merger, Consolidation, or Sale of Assets.”

(c) The Indenture is hereby amended to delete subsections (c) through (n), inclusive, of Section 6.01 entitled “Events of Default.”

(d) Any and all references in the Indenture to any of the foregoing sections, subsections, paragraphs, clauses or other terms that are deleted pursuant to any of the foregoing provisions, and any and all obligations thereunder related solely to such sections, subsections, paragraphs, clauses and terms are hereby deleted throughout the Indenture, and shall be of no further force or effect.

ARTICLE TWO

MISCELLANEOUS

Section 2.01 Reference to and Effect on the Indenture. This Supplemental Indenture shall become operative (the “Operative Date”) on the Settlement Date (as defined in the Solicitation Statement) only if Wynn Las Vegas receives the Requisite Consents (as defined in the Solicitation Statement) and accepts for payment Notes representing at least a majority in aggregate principal amount of the Outstanding Notes (as defined in the Solicitation Statement). On and after the Operative Date, each reference in the Indenture to “this Indenture,” “hereunder,” “hereof,” or “herein” shall mean and be a reference to the Indenture as supplemented by this Supplemental Indenture unless the context otherwise requires. The Indenture, as supplemented by this Supplemental Indenture, shall be read, taken and construed as one and the same instrument. Except as specifically amended above, the Indenture shall remain in full force and effect and is hereby ratified and confirmed.

Section 2.02 Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE, SUBJECT TO APPLICABLE GAMING LAWS.

Section 2.03 Trust Indenture Act Controls. No modification of any provisions of the Indenture effected by this Supplemental Indenture is intended to eliminate or limit any provision of the Indenture that is required to be included therein by the Trust Indenture Act of 1939, as amended, as in force as of the effectiveness of this Supplemental Indenture (the “TIA”). Without limiting the generality of the foregoing, notwithstanding anything to the contrary in Section 1.02(a)(2) and (3) hereof, nothing herein shall eliminate the Issuers obligations under Sections §314(a) of the TIA.

Section 2.04 Trustee Disclaimer; Trust. The recitals contained in this Supplemental Indenture shall be taken as the statements of the Issuers, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture. The Trustee accepts the trust created by the Indenture, as supplemented by this Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture, as supplemented hereby.

Section 2.05 Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall constitute but one and the same instrument.

Section 2.06 Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 2.07 Severability. In case any provision of this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be effected or impaired thereby.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed all as of the date hereof.

ISSUERS:

WYNN LAS VEGAS, LLC,
a Nevada limited liability company,

By:	Wynn Resorts Holdings, LLC,
a Nevada limited liability company,
its sole member

By:	Wynn Resorts, Limited,
a Nevada corporation,
its sole member

By:	Kim Sinatra
Name: Kim Sinatra
Title: Senior Vice President and Secretary

WYNN LAS VEGAS CAPITAL CORP., a Nevada corporation

By:	Kim Sinatra
Name: Kim Sinatra
Title: Secretary

[Signature Page to Supplemental Indenture]

GUARANTORS:

KEVYN, LLC,
a Nevada limited liability company

By:	Wynn Las Vegas, LLC,
a Nevada limited liability company, its sole member

By:	Wynn Resorts Holdings, LLC,
a Nevada limited liability company, its sole member

By:	Wynn Resorts, Limited,
a Nevada corporation,
its sole member

By:	Kim Sinatra
Name: Kim Sinatra
Title: Senior Vice President and Secretary

LAS VEGAS JET, LLC,
a Nevada limited liability company,

By:	Wynn Las Vegas, LLC,
a Nevada limited liability company, its sole member

By:	Wynn Resorts Holdings, LLC,
a Nevada limited liability company, its sole member

By:	Wynn Resorts, Limited,
a Nevada corporation,
its sole member

By:	Kim Sinatra
Name: Kim Sinatra
Title: Senior Vice President and Secretary

[Signature Page to Supplemental Indenture]

WORLD TRAVEL, LLC,
a Nevada limited liability company,

By:	Wynn Las Vegas, LLC,
a Nevada limited liability company,
its sole member

By:	Wynn Resorts Holdings, LLC,
a Nevada limited liability company, its sole member

By:	Wynn Resorts, Limited,
a Nevada corporation, its sole member

By:	Kim Sinatra
Name: Kim Sinatra
Title: Senior Vice President and Secretary

[Signature Page to Supplemental Indenture]

WYNN SHOW PERFORMERS, LLC, a Nevada limited liability company,

By:	Wynn Las Vegas, LLC, a Nevada limited liability company, its sole member

By:	Wynn Resorts Holdings, LLC, a Nevada limited liability company, its sole member

By:	Wynn Resorts, Limited, a Nevada corporation, its sole member

By:	Kim Sinatra
Name: Kim Sinatra
Title: Senior Vice President and Secretary

WYNN SUNRISE, LLC, a Nevada limited liability company,

By:	Wynn Las Vegas, LLC, a Nevada limited liability company, its sole member

By:	Wynn Resorts Holdings, LLC, a Nevada limited liability company, its sole member

By:	Wynn Resorts, Limited, a Nevada corporation, its sole member

By:	Kim Sinatra
Name: Kim Sinatra
Title: Senior Vice President and Secretary

[Signature Page to Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION

By:	Raymond Haverstock
Name: Raymond S. Haverstock
Title: Vice President

[Signature Page to Supplemental Indenture]